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                                                                    EXHIBIT 10.6

Michael O'Donnell
235 Pacheco
San Francisco, CA  94116

          RE:  EMPLOYMENT AGREEMENT

Dear Mike:

          Pursuant to our recent discussions, this letter sets forth the terms of your employment with Salon (the "Company") as well as our understanding with respect to any termination of that employment relationship. The offer of employment set forth in this letter will expire at 5:00 p.m. on November 7, 1996, unless it is accepted by you in writing prior to that time.

          1.  POSITIONS AND DUTIES.  You will be employed by the Company as its
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Publisher and President, reporting to the Company's Board of Directors (the
"Board"). Upon your employment by the Company, you will become a member of the Board. You accept employment with the Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties at the Company. Your duties will include those duties described in the Company's by-laws for your position(s), as well as any other reasonable duties assigned to you by the Board that are consistent with your positions.

          2.  TERM OF EMPLOYMENT.  Your employment with the Company will start
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on December 2, 1996, will be for no specified term, and may be terminated by you or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4 and 5 below.

          3.  COMPENSATION.  You will be compensated by the Company for your
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services as follows:

              (a) Salary.  You will be paid at an annual base salary rate of
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$130,000.00, less applicable withholding, in accordance with the Company's normal payroll procedures. Your salary will be reviewed by the Board on an annual basis, and may be subject to adjustment based upon various factors including, but not limited to, your performance. Any adjustment to your salary shall be in the sole discretion of the Board.

              (b) MBO Bonus.
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                  (i) You will be entitled to receive an annual (fiscal year)
bonus of up to $50,000.00 based upon the Company's achievement of various financial and/or other goals established by you, David Talbot and the Board. The goals that govern your bonus eligibility will be communicated to you in writing by the Board within 60 days following the start of each Company fiscal year. To the extent earned, bonuses will be paid to you within 30 days after the end of the applicable fiscal year. All MBO bonuses will be subject to applicable withholding.
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                  (ii)   If your employment terminates as a result of your death
or disability (as defined below), or your employment is terminated by the Company without cause or by you for Good Reason (as defined below), you shall receive a pro rated portion of your MBO bonus for the year in which such termination occurs. That pro rated bonus will be determined by multiplying a fraction, the numerator of which is the number of days that you are employed by the Company in that year and the denominator of which is 365, times the bonus that you would have earned under subparagraph (i) above had you been employed for the entire year. Any prorated bonus earned by you under this subparagraph will be paid to you within 30 days after the fiscal year in which your employment terminates, and will be subject to applicable withholding.

                  (iii) If your employment is terminated by the Company for cause (as defined below), or you resign from your employment for any reason other than a Good Reason, you shall not be entitled to any MBO bonus, or pro rated portion of such bonus, for the year in which your employment terminates.

              (c) Overachievement Bonus. A bonus pool equal to 5% of the
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Company's gross annual revenues will be made available for distribution to you and your staff (in amounts determined by the Board or a Compensation Committee of the Board, based upon recommendations by you) based upon the Company's "overachievement" of any fiscal year gross revenue goal that is established by you, David Talbot and the Board. The overachievement goal that governs this potential bonus will be communicated to you in writing by the Board within 60 days following the start of each Company fiscal year. To the extent earned (which requires that you be employed by the Company on the last day of the applicable fiscal year), this bonus pool will be made available to you (and your staff) within 30 days after the end of the applicable fiscal year. All overachievement bonuses will be subject to applicable withholding.

              (d) Benefits.  You will have the right, on the same basis as other
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employees of the Company, to participate in and to receive benefits under any
Company medical, disability or other group insurance plans, as well as under the Company's vacation, business expense reimbursement, and other policies. To the extent that you are subject to any waiting period before you are eligible to participate in the Company's group health insurance plan, the Company will, during such period, reimburse you for any COBRA premiums that you must actually pay to continue the group health insurance coverage provided by your previous employer.

              (e) Stock Options.
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                  (i)  Subject to the Board's approval, you will be granted an option to purchase 8% of the Company's currently outstanding common stock (the "Option") under the Company's stock option plan at an exercise price of $.10 per share. The Option will be exercisable and will vest over a four year period in equal installments on a quarterly basis during your employment with the Company. The Option will be governed by and subject to the terms and conditions of the Company's standard form of incentive stock option agreement (which you will be required to sign in connection with the issuance of the Option).

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                  (ii)   In the event that within one year following any Change
of Control (as defined below), (A) your employment is terminated without cause, or (B) you resign from your employment for Good Reason (as defined below), any unvested portion of the Option shall become fully vested. In the event that the purchaser/acquirer in any Change of Control transaction fails to assume the Option or substitute an equivalent option, any unvested portion of the Option shall become fully vested.

                  (iii) In the event that your employment terminates as a result of your death or disability (defined in paragraph 4) within one year of your start date (set forth in paragraph 2), you shall immediately become vested (to the extent that you are not already vested) in one-fourth (25%) of the shares that are subject to the Option.

                  (iv) You shall have the right of first refusal to participate in any future sales by the Company of its equity securities in private financing transactions to the extent necessary to maintain your pro rata interest in the outstanding common stock of the Company prior to such offering (calculated on an "as converted" basis). The Company shall give you notice of the terms of such offering and the cost of maintaining your pro rata share. Unless you respond in writing to the offer notice within five days asking to exercise the option and tender payment at the closing, this option shall lapse. This right of first refusal shall not apply to the issuance by the Company of equity securities (i) to employees, officers, directors or consultants of the Company, (ii) in connection with an acquisition by the Company of another entity, or an interest in another entity, through a merger, exchange or similar transaction, (iii) pursuant to debt financing, equipment financing or leasing arrangements or in connection with strategic partnering transactions approved by the Board, or (iv) in connection with a registered public offering of the Company's equity securities. In addition, the right of first refusal shall not apply if a majority in interest of the proposed investors object in writing to your participation in the financing. This right shall terminate upon an initial public offering of the stock of the Company.

              (v) You shall have the right to sell up to 10% of the shares of your Company stock in an initial public offering of the Company's stock, subject to the approval of the Board and the underwriters, on the terms and in a manner consistent with section 1.3 and sections 1.6-1.12 of the Rights Agreement of December 22, 1995, between the Company, Adobe Ventures L.P. and H & Q Salon Investors, L.P.

          4.  VOLUNTARY TERMINATION.  In the event that you voluntarily resign
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from your employment with the Company (except for Good Reason as defined below), or in the event that your employment terminates as a result of your death or disability (meaning that you are unable to perform your duties for any 120 days in any one year period as a result of a physical and/or mental impairment), you will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination. You agree that in the event you voluntarily terminate your employment with the Company for any reason, you shall provide the Company with 30 days' written notice of your resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date.

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          5.  OTHER TERMINATION.  Your employment may be terminated under the
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circumstances set forth below.

              (a) Termination for Cause.  If your employment is terminated by
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the Company for cause as defined below, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination for cause.

          For purposes of this Agreement, a termination "for cause" occurs if you are terminated for any of the following reasons: (i) theft, dishonesty, or intentional falsification of any Company documents or records; (ii) intentional and improper disclosure of the Company's confidential or proprietary information; (iii) any action by you which has a material detrimental effect on the Company's reputation or business; (iv) your material failure or inability to perform any assigned duties after written notice from the Company to you of, and a reasonable opportunity to cure, such failure or inability; or (v) your conviction (including any plea of guilty or nolo contendre) for any criminal act that impairs your ability to perform your duties under this Agreement.

              (b) Termination Without Cause. If your employment is terminated by
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the Company without cause (and not as a result of your death or disability) and you sign a release of known and unknown claims in a form satisfactory to the Company, you shall receive severance payments at your final base salary rate, less applicable withholding, until the earlier of (i) nine months after the date of your termination without cause, or (ii) the date on which you first commence other employment. Severance payments will be made in accordance with the Company's normal payroll procedures.

              (c) Resignation for Good Reason.  If you resign from your
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employment with the Company for Good Reason, you shall be entitled to receive the severance payments described in subparagraph 5(b).

          6.  CHANGE OF CONTROL/GOOD REASON.
              -----------------------------

              (a) For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Adobe Ventures, L.P., H & Q Salon Investors, L.P., or a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

                  (ii) the Company (A) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power

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of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (B) sells or disposes of all or substantially all of the Company's assets (or any transaction having similar effect is consummated), or (C) the individuals constituting the Board immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.

              (b) For purposes of this Agreement, "Good Reason" means any of the following conditions, which are imposed upon you (and not upon the Company's senior management generally) without your written consent, and which condition(s) remain(s) in effect 10 days after written notice to the Board from you of such condition(s):

                  (i) a decrease in your base salary and/or a material decrease in any of your then-existing bonus plans or employee benefits;

                  (ii) a material, adverse change in your title, authority, responsibilities or duties, as measured against your title, authority, responsibilities or duties immediately prior to such change;

                  (iii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to you as measured against those available immediately prior to such reduction;

                  (iv) the relocation of your office at the Company to a location that is more than 40 miles from its location at the outset of your employment;

                  (v) any termination of your employment by the Company that is not effected for death, disability or cause, or any termination by the Company for which the grounds relied upon are not valid;

                  (vi) the failure by the Company to obtain the assumption of this Agreement by any successor; or

                  (vii) any material breach by the Company of any material provision of this Agreement.

          7.  CONFIDENTIAL AND PROPRIETARY INFORMATION.  As a condition of your
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employment, you agree to sign the Company's standard form of employee confidentiality and assignment of inventions agreement.

          8.  DISPUTE RESOLUTION.  In the event of any dispute or claim relating
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to or arising out of your employment relationship with the Company, this
Agreement, or the termination of your employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, disability or other discrimination), you and the Company agree that all such disputes shall be fully, finally and exclusively resolved

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by binding arbitration conducted by the American Arbitration Association in San
Francisco County, California. You and the Company hereby knowingly and willingly waive your respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

          9.  ASSIGNMENT.  In view of the personal nature of the services to be
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performed under this Agreement by you, you cannot assign or transfer any of your obligations under this Agreement.

          10. ATTORNEYS' FEES.  The prevailing party shall be entitled to
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recover from the losing party its reasonable costs and attorneys' fees in any arbitration, litigation or other legal proceeding between the parties concerning this Agreement, our employment relationship or the termination of that relationship.

          11. ENTIRE AGREEMENT.  This Agreement and the agreements referred to
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above constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company regarding your employment, whether written or oral.

          12. MODIFICATION.  This Agreement may only be modified or amended by
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a supplemental written agreement signed by you and an authorized representative of the Company.


                                                By: /s/ David Talbot
                                                    ----------------------------
                                                        David Talbot

          I agree to and accept employment with Salon on the terms and conditions set forth in this Agreement.


Date:  November 7, 1996
                                                    /s/ Michael O'Donnell
                                                    ----------------------------
                                                        Michael O'Donnell

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          Mike, we look forward to working with you at Salon. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of the terms of this Agreement.

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